Exhibit (j)(1)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Fidelity Advisor Series II: Fidelity Advisor Government Investment Fund, Fidelity Advisor High Yield Fund, and Fidelity Advisor Short Fixed-Income Fund of our reports dated December 15, 1998 on the financial statements and financial highlights included in the October 31, 1998 Annual Reports to Shareholders, of Fidelity Advisor Series
II: Fidelity Advisor Strategic Income Fund of our report dated February 12, 1999 on the financial statements and financial highlights included in the December 31, 1998 Annual Reports to Shareholders, of Fidelity Advisor Series IV: Fidelity Advisor Intermediate Bond Fund (currently Fidelity Advisor Series II: Fidelity Advisor Intermediate Bond Fund) of our report dated December 9, 1998 on the financial statements and financial highlights included in the October 31, 1998 Annual Reports to Shareholders, of Fidelity Advisor Series VI:
Fidelity Advisor Intermediate Municipal Income Fund (currently Fidelity Advisor Series II: Fidelity Advisor Intermediate Municipal Income Fund) of our report dated December 8, 1998 on the financial statements and financial highlights included in the October 31, 1998 Annual Reports to Shareholders, of Fidelity Income Fund: Fidelity Advisor Mortgage Securities Fund (currently Fidelity Advisor Series
II: Fidelity Advisor Mortgage Securities Fund) of our report dated December 15, 1998 on the financial statements and financial highlights included in the October 31, 1998 Annual Reports to Shareholders, and Fidelity Advisor Series V: Fidelity Advisor Municipal Income Fund (currently Fidelity Advisor Series II: Fidelity Advisor Municipal Income Fund) of our report dated December 14, 1998 on the financial statements and financial highlights included in the October 31, 1998 Annual Reports to Shareholders.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    February 23, 1999